Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-263498) on Form S-8 of our report dated February 21, 2023, with respect to the consolidated financial statements of Aurora Innovation, Inc.
/s/ KPMG LLP
Santa Clara, California
February 21, 2023